UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15 (d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): February 12, 2007
THE HARTFORD FINANCIAL SERVICES GROUP, INC.
(Exact name of registrant as specified in its charter)

DELAWARE	001-13958	13-3317783
(State of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

The Hartford Financial Services Group, Inc.
Hartford Plaza
Hartford, CT	06115-1900
(Address of principal executive offices)	(Zip Code)
(860) 547-5000
(Registrant’s telephone number)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement
Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant
     On February 12, 2007, The Hartford Financial Services Group, Inc. (the “Company”) entered into a put option agreement (the “Put Option Agreement”) with Glen Meadow ABC Trust, a Delaware statutory trust (the “ABC Trust”), and LaSalle Bank National Association, as put option calculation agent. The Put Option Agreement provides the Company with the right to require the ABC Trust, at any time and from time to time, to purchase the Company’s junior subordinated notes (the “Notes”) in a maximum aggregate principal amount not to exceed $500 million, on the terms set forth therein. Under the Put Option Agreement, the Company will pay the ABC Trust premiums on a periodic basis, calculated with respect to the aggregate principal amount of Notes that the Company had the right to put to the ABC Trust for such period. The Company has agreed to reimburse the ABC Trust for certain fees and ordinary expenses. If issued, the Notes would be issued pursuant to a junior subordinated indenture (the “Indenture”), dated as of February 12, 2007, between the Company and LaSalle Bank National Association, as trustee. The Notes would have a scheduled maturity of February 12, 2047 and a final maturity of February 12, 2067. If the Company issues Notes, it would be required to repay the principal amount of the Notes, together with accrued and unpaid interest, on the scheduled maturity date in specified circumstances out of proceeds from specified securities. If issued, the Notes would be unsecured, subordinated indebtedness of the Company and the Company would have the right, on one or more occasions, to defer interest payments due on the Notes under specified circumstances.
     Copies of the Indenture and the Put Option Agreement are attached hereto as Exhibit 4.1 and Exhibit 10.1, respectively, and are incorporated herein by reference.
Item 9.01 Financial Statements and Exhibits
(d) Exhibits

Exhibit 4.1	Junior Subordinated Indenture, dated as of February 12, 2007, between The Hartford Financial Services Group, Inc. and LaSalle Bank National Association, as trustee.

Exhibit 10.1	Put Option Agreement, dated as of February 12, 2007, among The Hartford Financial Services Group, Inc., Glen Meadow ABC Trust and LaSalle Bank National Association, as put option calculation agent.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE HARTFORD FINANCIAL SERVICES GROUP, INC.

	By:	/s/ Neal S. Wolin

Name: Neal S. Wolin Title: Executive Vice President and General Counsel

Date: February 16, 2007

EXHIBIT INDEX

Exhibit No.	Description of Exhibits
4.1	Junior Subordinated Indenture, dated as of February 12, 2007, between The Hartford Financial Services Group, Inc. and LaSalle Bank National Association, as trustee.

10.1	Put Option Agreement, dated as of February 12, 2007, among The Hartford Financial Services Group, Inc., Glen Meadow ABC Trust and LaSalle Bank National Association, as put option calculation agent.

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